Exhibit 31.4

Certification of Chief Financial Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Ron Cook, certify that:

1. I have reviewed this annual report on Form 10-K/A of Generation Income Properties Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ Ron Cook
April 30, 2025	Ron Cook
Vice President, Accounting and Finance
(Principal Financial and Accounting Officer)

A signed original of this document has been provided to Generation Income Properties Inc. and will be retained by Generation Income Properties Inc. and furnished to the Securities and Exchange Commission or its staff upon request.